                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 21

                               JO-ANN STORES, INC.
                              LIST OF SUBSIDIARIES

                                                  STATE OF      PERCENT OWNED
                    NAME                       INCORPORATION      REGISTRANT
                                               -------------    -------------
Jo-Ann Stores Supply Chain Management, Inc.         Ohio             100%
FCA of Ohio, Inc.                                   Ohio             100%
House of Fabrics, Inc.                            Delaware           100%
Team Jo-Ann, Inc.                                   Ohio             100%